      1 OF 19

   As filed with the Securities and Exchange Commission on May 9, 1995
                                                    REGISTRATION NO.
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                _____________
                                   FORM S-4
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                _____________
                         SIERRA HEALTH SERVICES, INC.
            (Exact name of Registrant as specified in its charter)

        NEVADA                                                88-0200415
(State or other jurisdiction (Primary Standard Industrial   (IRS Employer
 of incorporation or          Classification Code Number)   Identification No.)
 organization)

                            2724 NORTH TENAYA WAY
                           LAS VEGAS, NEVADA 89128
                                (702) 242-7000
             (Address, including zip code, and telephone number,
      including area code, of Registrant's principal executive offices)
                                _____________
                           ANTHONY M. MARLON, M.D.
                           CHIEF EXECUTIVE OFFICER
                         SIERRA HEALTH SERVICES, INC.
                            2724 NORTH TENAYA WAY
                           LAS VEGAS, NEVADA 89128
                                (702) 242-7000

          (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                                _____________
                                  COPIES TO:

                           STEPHEN P. FARRELL, ESQ.
                           MORGAN, LEWIS & BOCKIUS
                               101 PARK AVENUE
                          NEW YORK, NEW YORK  10178
                                (212) 309-6050
                                _____________
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  From time to time after the effective date of this Registration
  Statement, as determined by the Registrant.

       If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

       If the securities being registered on this form are being offered in connection with the formation of a holding company and there is
  compliance with General Instruction G, check the following box.       / /

      2 OF 19
                       CALCULATION OF REGISTRATION FEE

                                        PROPOSED   PROPOSED
                                        MAXIMUM    MAXIMUM
                                        AGGREGATE  AGGREGATE
TITLE OF EACH CLASS OF    AMOUNT TO     OFFERING   OFFERING     AMOUNT OF
SECURITIES TO BE              BE        PRICE PER  PRICE       REGISTRATION
REGISTERED                REGISTERED    SHARE(2)     (2)           FEE

Common Stock, par value   700,000      $26.3125   $18,418,750   $6,351.29
$0.005 per share(1)       shares


  (1) Includes preferred share purchase rights. Prior to the occurrence of certain events, such rights will not be exercisable or evidenced separately from the Common Stock.

  (2) Calculated pursuant to Rule 457(c), based upon the average of the high and low prices for the Common Stock on the New York Stock Exchange for May 2, 1995.

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

      3 OF 19
                            CROSS-REFERENCE SHEET

            Between Items in Part I of the Registration Statement
            (Form S-4) and the Prospectus Pursuant to Item 501(b)

Registration Statement Item Heading               Prospectus Caption
___________________________________               __________________

 1. Forepart of the Registration
    Statement and Outside Front Cover
    Page of Prospectus. . . . . . . . . . . . . . Cover Page

 2. Inside Front and Outside Back Cover
    Pages of Prospectus . . . . . . . . . . . . . Inside Front and Outside
                                                  Back Cover Page of
                                                  Prospectus; Available
                                                  Information
 3. Risk Factors, Ratio of Earnings to
    Fixed Charges and Other Information . . . . . Cover Page; The Company;
                                                  Incorporation of Certain
                                                  Information by Reference

 4. Terms of the Transaction. . . . . . . . . . .         *

 5. Pro Forma Financial Information . . . . . . .         *

 6. Material Contracts with the Company
    Being Acquired  . . . . . . . . . . . . . . .         *

 7. Additional Information Required for
    Reoffering by Persons and Parties
    Deemed to be Underwriters . . . . . . . . . . Outstanding Securities
                                                  Covered by this Prospectus

 8. Interests of Named Experts and Counsel. . . .         **

 9. Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities . . . . . . . . . . . . . . . . .         **

10. Information with Respect to
    S-3 Registrants . . . . . . . . . . . . . . . The Company; Incorporation
                                                  of Certain Information by
                                                  Reference
_____________________

  * Inapplicable (or partially inapplicable as indicated) upon filing of this Registration Statement - may be included in subsequent post-effective amendments under certain circumstances.

 **  Not applicable or answer is negative.

      4 OF 19

Registration Statement Item Heading               Prospectus Caption
___________________________________               __________________

11. Incorporation of Certain Information
    by Reference  . . . . . . . . . . . . . . . . Incorporation of Certain
                                                  Information by Reference

12. Information with Respect to
    S-2 or S-3 Registrants  . . . . . . . . . . .         **

13. Incorporation of Certain Information
    by Reference. . . . . . . . . . . . . . . . .         **

14. Information with Respect to Registrants
    Other than S-2 or S-3 Companies . . . . . . .         **

15. Information with Respect to
    S-3 Companies . . . . . . . . . . . . . . . .         **

16. Information with Respect to
    S-2 or S-3 Companies. . . . . . . . . . . . .         **

17. Information with Respect to Companies
    Other than S-2 or S-3 Companies . . . . . . .         *

18. Information if Proxies, Consents or
    Authorizations are to be Solicited. . . . . .         *

19. Information if Proxies, Consents or
    Authorizations are not to be Solicited,
    or in an Exchange Offer . . . . . . . . . . .         *

  _____________________________

  * Inapplicable (or partially inapplicable as indicated) upon filing of this Registration Statement - may be included in subsequent post-effective amendments under certain circumstances.

  ** Not applicable or answer is negative.

      5 OF 19


  PROSPECTUS
  __________

                                700,000 SHARES

                         SIERRA HEALTH SERVICES, INC.

                                 COMMON STOCK
                           ________________________


     This Prospectus covers 700,000 shares of Common Stock, $.005 par value, which may be offered, issued and sold by Sierra Health Services, Inc. (the "Company") from time to time in connection with the acquisition by the Company of other businesses or properties, and which shares may be reserved for issuance pursuant to, or offered, issued and sold upon exercise or conversion of, warrants, options, convertible debt obligations or equity securities or other similar instruments issued by the Company from time to time in connection with any such acquisition.

     It is expected that the terms of acquisitions involving the issuance of securities covered by this Prospectus will be determined by direct negotiations with the owners or controlling persons of the businesses or properties to be acquired by the Company, and that the shares of Common Stock issued will be valued at prices reasonably related to quoted market prices either at the time the terms of an acquisition are agreed upon or at or about the time of delivery of such shares. No underwriting discounts or commissions will be paid, although finders' fees may be paid from time to time with respect to specific acquisitions. Any person receiving any such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended (the "Act").

     The shares of Common Stock issued in connection with such acquisitions may be resold by the recipients thereof. See "Outstanding Securities Covered by this Prospectus" for information relating to resales pursuant to this Prospectus of shares of Common Stock issued under this Registration.

     The Common Stock of the Company is listed for trading on the New York Stock Exchange. On May 2, 1995 the last reported sale price for the Common Stock on that Exchange was $26.625 per share.

      6 OF 19



     All expenses of this offering will be paid by the Company. The term "Company" refers to Sierra Health Services, Inc., a Nevada corporation, and its subsidiaries, affiliates and predecessors, unless the context requires otherwise. The executive offices of the Company are located at 2724 North Tenaya Way, Las Vegas, Nevada 89128. The telephone number is
  (702) 242-7000.


                       ________________________________



  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS PROSPECTUS.  ANY REPRESENTATION TO
                    THE CONTRARY IS A CRIMINAL OFFENSE.

                     _________________________________


                The date of this Prospectus is May 9, 1995.

      7 OF 19

     THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM SIERRA HEALTH SERVICES, INC., 2724 NORTH TENAYA WAY, LAS VEGAS, NEVADA 89128 (TELEPHONE NUMBER (702) 242-7000) ATTENTION:
  SECRETARY. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY A DATE WHICH IS FIVE BUSINESS DAYS PRIOR TO THE DATE ON WHICH THE FINAL INVESTMENT DECISION MUST BE MADE. SEE "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE."
                              _________________

                            AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission ("Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission, Room 1024, 450 Fifth Street, N.W. Plaza,
  Washington, D.C. 20549. In addition, such reports and proxy statements can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

  1. The Company's Annual Report on Form 10-K for the Company's fiscal year ended December 31, 1994; and

  2. The description of the Company's Common Stock (including certain preferred share purchase rights) registered under the Exchange Act contained in the Company's Registration Statements on Form 8-A as filed with the Commission on March 31, and July 1, 1994, including any amendments or reports filed for the purpose of updating such description.

     All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Securities shall be deemed to be incorporated herein by reference. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the Prospectus Supplement modifies or supersedes such statement. Any

      8 OF 19

  such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any and all of the information that has been or may be incorporated by reference in this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Written requests for such copies should be directed to Sierra Health Services, Inc., 2724 North Tenaya Way, Las Vegas, Nevada 89128, Attention: Secretary. Telephone requests may be directed to the Secretary at (702) 242-7189.

                                 THE COMPANY

     The Company is a managed health care company that provides and administers the delivery of comprehensive health care programs with an emphasis on quality care and cost management. The Company's strategy has been to develop and offer a portfolio of managed health care products to employer groups and individuals. The Company's broad range of managed health care services is provided through its federally qualified health maintenance organization ("HMO"), managed indemnity plans, a third-party administrative services program for employer-funded health benefit plans and workers' compensation medical management programs. Ancillary products and services that complement the Company's managed health care product lines are also offered.

     The Company's primary types of coverage are an HMO plan and a managed indemnity plan, which includes a preferred provider organization ("PPO") option. In 1994, the Company enhanced its product line by introducing the first HMO Point of Service plan in Nevada. This new product allows members to choose one of the above coverage options when medical services are required instead of one plan for the entire year.

     The Company, a Nevada corporation, has principal executive offices at 2724 North Tenaya Way, Las Vegas, Nevada 89128 and its telephone number is (702) 242-7000.

                               USE OF PROCEEDS

     This Prospectus relates to shares of Common Stock of the Company which may be offered, issued and sold by the Company from time to time in connection with the acquisition of other businesses or properties, and upon exercise or conversion of, warrants, options, convertible debt obligations or equity securities or other similar instruments issued by the Company from time to time in connection with any such acquisition. Other than the businesses or properties acquired, there will be no proceeds to the Company from these offerings.

              OUTSTANDING SECURITIES COVERED BY THIS PROSPECTUS

     This Prospectus, as appropriately amended or supplemented, may be used from time to time by persons who have received shares of Common Stock covered by the Registration Statement in acquisitions of

      9 OF 19
  businesses or properties by the Company, or their transferees, and who wish to offer and sell such shares (such persons are herein referred to as the "Selling Stockholder" or "Selling Stockholders") in transactions in which they and any broker-dealer through whom such shares are sold may be deemed to be underwriters within the meaning of the Act. The Company intends to attempt to contract with the Selling Stockholders to restrict the transfer or resale of all or a portion of such Shares for a given period of time or to permit the transfer or sale thereof only with the prior written consent of the Company. The Company may consent to the use of this Prospectus for a limited period of time by the Selling Stockholders, subject to limitations and conditions which may be varied by agreement between the Company and the Selling Stockholders.

          The Company will receive none of the proceeds from any such sales. Any commissions paid or concessions allowed to any broker-dealer, and, if any broker-dealer purchases such shares as principal, any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Act. Printing, certain legal, filing and other similar expenses of this offering will be paid by the Company. Selling Stockholders will bear all other expenses of this offering, including any brokerage fees, underwriting discounts or commissions.

     There presently are no arrangements or understandings, formal or informal, pertaining to the distribution of the shares as described herein. Upon the Company's being notified by a Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution, a supplemented Prospectus will be filed, pursuant to Rule 424(b) under the Act, setting forth (i) the name of each Selling Stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus and (vi) other facts material to the transaction.

     Selling Stockholders may sell the shares being offered hereby from time to time in transactions (which may involve crosses and block transactions) on the New York Stock Exchange or such other securities exchange on which the Company's Common Stock may be listed, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. Selling Stockholders may sell some or all of the shares in transactions involving broker-dealers, who may act solely as agent and/or may acquire shares as principal. Broker-dealers participating in such transactions as agent may receive commissions from Selling Stockholders (and, if they act as agent for the purchaser of such shares, from such purchaser), such commissions computed in appropriate cases in accordance with the applicable rules of the New York Stock Exchange or such other securities exchange on which the Company's Common Stock may be listed, which commissions may be negotiated rates where permissible under such rules. Participating broker-dealers may agree with Selling Stockholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker-dealer is unable to do so acting as agent for Selling Stockholders, to purchase as principal any unsold shares at the price

      10 OF 19

  required to fulfill the broker-dealer's commitment to Selling
  Stockholders.

     In addition or alternatively, Shares may be sold by Selling Stockholders and/or by or through other broker-dealers in special offerings, exchange distributions or secondary distributions pursuant to and in compliance with the governing rules of the New York Stock Exchange or such other securities exchange on which the Company's Common Stock may be listed, and in connection therewith, commissions in excess of the customary commission prescribed by the rules of such securities exchange may be paid to participating broker-dealers, or, in the case of certain secondary distributions, a discount or concession from the offering price may be allowed to participating broker-dealers in excess of such customary commission. Broker-dealers who acquire shares as principal thereafter may resell such shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described in the preceding two sentences) on the New York Stock Exchange or such other securities exchange on which the Company's Common Stock may be listed, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and, in connection with such resales, may pay to or receive commissions from the purchasers of such shares.

     The Company may agree to indemnify each Selling Stockholder as an underwriter under the Act against certain liabilities, including liabilities arising under the Act. Each Selling Stockholder may indemnify any broker-dealer that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Act.

                         DESCRIPTION OF COMMON STOCK
  GENERAL

     The authorized capital stock of the Company consists of 1,000,000 shares of Series A Junior Participating Preferred Shares, par value $0.01 per share ("Series A Preferred Shares"), and 40,000,000 shares of Common Stock, par value $0.005 per share. As of March 31, 1995, there were 14,716,984 shares of Common Stock issued and outstanding
  (excluding treasury shares). No Series A Preferred Shares are issued and outstanding.

  COMMON STOCK

     Holders of Common Stock are entitled to one vote per share held of record on matters to be voted upon by the stockholders, except in the case of an election of directors where cumulative voting is invoked.

     Holders of Common Stock are entitled to receive dividends out of funds legally available for distribution when and if declared by the Board of Directors and to share ratably in the assets of the Company legally available for distribution to its stockholders in the event of liquidation, dissolution or winding-up of the Company, subject to preferences that may be applicable to any shares of the Company's preferred stock then outstanding.

      11 OF 19

     Pursuant to the Company's Shareholder Rights Plan, as described below, one right is attached to each share of Common Stock, entitling the holder to purchase one one-hundredth of a Series A Preferred Share upon the occurrence of certain events.

     Holders of Common Stock have no subscription, redemption or conversion rights. Because the Common Stock is registered under Section 12 of the Exchange Act, under Nevada law holders have no preemptive rights to acquire unissued shares, treasury shares or securities convertible into such shares.

  PREFERRED STOCK

     The Board is authorized to provide for the issuance of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof. Pursuant to such authority and in connection with the Company's Shareholder Rights Plan described below, the Company has authorized the issuance of Series A Preferred Shares. Each one one-hundredth of a Series A Preferred Share (a "Preferred Share Fraction") carries voting and dividend rights that are intended to produce the equivalent of one share of Common Stock. The voting and dividend rights of the Series A Preferred Shares are subject to adjustment in the event of dividends, subdivisions and combinations with respect to the Common Stock of the Company. Holders of Series A
  Preferred Shares are not entitled to any preemptive rights.

     The rights of holders of Common Stock will be subject to, and may be adversely affected by, the terms of any Series A Preferred Shares that may be issued in connection with the Company's Shareholder Rights Plan described below. The issuance of Series A Preferred Shares may have the effect of delaying, deferring or preventing a change of control of the Company without further action by the stockholders and may discourage bids for the Common Stock at a premium over the market price. In addition, the issuance of Series A Preferred Shares could adversely affect the voting rights of holders of Common Stock. Under certain circumstances, the issuance of Series A Preferred Shares could adversely affect the market price of the Common Stock. The Company is not aware of any threatened transaction to obtain control of the Company.

  SHAREHOLDER RIGHTS PLAN

     On June 14, 1994, the Board of Directors of the Company authorized and declared a dividend distribution of one right (a "Right") for each share of Common Stock of the Company. The Rights were distributed to the holders of record of Common Stock as of the close of business on June 30, 1994. Each Right entitles the registered holder to purchase from the Company a unit (a "Unit") consisting of one one-hundredth of a Series A Preferred Share, or a combination of securities and assets of equivalent value, at a purchase price of $100.00 per Unit, subject to adjustment. The detailed terms and conditions of the Rights are set forth in the Rights Agreement by and between the Company and Continental Stock Transfer & Trust Company, as Rights Agent, filed as an exhibit to the Company's Registration Statement on Form 8-A as filed with the Commission on July 1, 1994 and effective on September 19, 1994. See "Incorporation of Certain Documents by Reference."

      12 OF 19

     The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at a price of $.02 per Right prior to the time that a person or group has acquired beneficial ownership of 20% or more of the Common Stock.

  NEW YORK STOCK EXCHANGE LISTING

     The Company's Common Stock is listed on the New York Stock Exchange.

  TRANSFER AGENT

     Continental Stock Transfer & Trust Company is the transfer agent and registrar for the Company's Common Stock.


                            VALIDITY OF SECURITIES

     The validity of the Securities offered will be passed upon for the Company and the Selling Stockholders by Morgan, Lewis & Bockius, Los Angeles, California.


                                   EXPERTS

     The Consolidated Financial Statements as of December 31, 1993 and 1994 and for each of the three years in the period ended December 31, 1994 incorporated by reference in this Prospectus from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated by reference herein, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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 13 OF 19

  =================================     ================================

  NO  PERSON  IS  AUTHORIZED TO
  GIVE  ANY  INFORMATION  OR TO
  MAKE ANY REPRESENTATIONS  NOT
  CONTAINED OR  INCORPORATED BY
  REFERENCE IN  THIS PROSPECTUS
  AND, IF  GIVEN OR  MADE, SUCH
  I N F O R M A T I O N     O R
  REPRESENTATIONS  MUST NOT  BE                700,000 SHARES
  RELIED  UPON  AS  HAVING BEEN
  AUTHORIZED  BY  THE  COMPANY,
  ANY  SELLING STOCKHOLDERS  OR          SIERRA HEALTH SERVICES, INC.
  ANY  UNDERWRITER,  AGENT   OR
  DEALER.  THIS PROSPECTUS DOES
  NOT  CONSTITUTE  AN  OFFER TO                 COMMON STOCK
  SELL OR A  SOLICITATION OF AN
  OFFER TO  BUY ANY  SECURITIES
  OTHER THAN THE  SECURITIES IN
  RESPECT    OF    WHICH   THIS
  PROSPECTUS IS DELIVERED OR AN             ___________________
  OFFER  OF  ANY  SECURITIES IN
  ANY   JURISDICTION   TO   ANY                  PROSPECTUS
  PERSON  WHERE  SUCH  AN OFFER
  WOULD BE UNLAWFUL.                        ___________________



  TABLE OF CONTENTS             PAGE
                                ____


  AVAILABLE INFORMATION           2
  INCORPORATION OF CERTAIN
    DOCUMENTS BY REFERENCE        2
  THE COMPANY                     3
  USE OF PROCEEDS                 3
  OUTSTANDING SECURITIES
    COVERED BY THIS PROSPECTUS    3
  DESCRIPTION OF COMMON STOCK     4
  VALIDITY OF SECURITIES          6
  EXPERTS                         6               MAY 9, 1995

  =================================     ================================

      14 OF 19

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


  ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 78.751 of the Nevada Domestic and Foreign Corporation Law and
  Article VII of the Company's By-laws provide for the indemnification under certain conditions of directors, officers, employees and agents acting in their official capacities.

     The Company has not entered into separate indemnification agreements with any of its officers or directors.

     The Company has purchased directors' and officers' liability insurance providing aggregate coverage in the maximum annual amount of $10 million, subject to certain deductibles and participation requirements, insuring the Company's officers and directors against certain liabilities and expenses incurred by such persons in such capacities.

  ITEM 21.  EXHIBITS

     (a) Exhibits:

     3.1 Articles of Incorporation, together with amendments thereto to date, incorporated by reference to Exhibit 3 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1990.

     3.2 Certificate of Division of Shares into Smaller Denominations of the registrant, incorporated by reference to Exhibit 3.3 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

     3.3 Amended and Restated By-laws of the registrant, incorporated by reference to Exhibit 3.3 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

     4.1 Rights Agreement, dated as of June 14, 1994, between the registrant and Continental Stock Transfer & Trust Company, incorporated by reference to Exhibit 1 to the registrant's Registration Statement on Form 8-A as filed on July 1, 1994 and effective on September 19, 1994 (File No. 1-8865).

     4.2  Specimen Common Stock Certificate, incorporated by reference to
          Exhibit 4(e) to the registrant's Registration Statement on Form S-8 as filed and effective on August 5, 1994 (Reg. No. 33-82474).

     5.1  Opinion of Morgan, Lewis & Bockius.

     23.1 Consent of Deloitte & Touche LLP.

     23.2 Consent of Morgan, Lewis & Bockius (included in Exhibit 5.1).

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 15 OF 19

     24.1 Power of Attorney (included on Page II-4 of the Registration
  Statement).

  ITEM 22.  UNDERTAKINGS.

     (A) The undersigned hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or
  Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer

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 16 OF 19

          undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

          (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (D) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (E)  The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



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 17 OF 19

     (F) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 10(b) or 11 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (G) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      18 OF 19
                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on the 8th day of May 1995.

                                   SIERRA HEALTH SERVICES, INC.

                                   By  Anthony M. Marlon, M.D.
                                       _______________________________
                                          Anthony M. Marlon, M.D.
                                          Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby appoints each of Anthony M. Marlon, M.D. and Erin MacDonald, as his/her attorney-in-fact to sign on his/her behalf individually and in the capacity stated below and to file all supplements, amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as a part of or in connection with this Registration Statement or any amendment or supplement thereto, and any such attorney-in-fact may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

Signatures                    Title                              Date
__________                    _____                              ____

                              Chief Executive Officer            May 8, 1995
Anthony M. Marlon, M.D.       and Chairman of the Board
_________________________     (Principal Executive Officer)
Anthony M. Marlon, M.D.

                              Vice President of Finance, Chief   May 8, 1995
James L. Starr                Financial Officer, and Treasurer
_________________________     (Principal Financial and
James L. Starr                Accounting Officer)


Thomas Y. Hartley
_________________________     Director                           May 8, 1995
Thomas Y. Hartley


Erin E. MacDonald
_________________________     Director                           May 8, 1995
Erin E. MacDonald


William J. Raggio
_________________________     Director                           May 8, 1995
William J. Raggio


Charles L. Ruthe
_________________________     Director                           May 8, 1995
Charles L. Ruthe                        II-5
      19 OF 19

                          EXHIBIT INDEX

EXHIBIT                                                            PAGE
NUMBER                     DOCUMENT                               NUMBER
_______   ___________________________________________             ______


  3.1 Articles of Incorporation, together with amendments thereto to date, incorporated by reference to Exhibit 3 to the registrant's
          Annual Report on Form 10-K for the fiscal year ended December 31, 1990.

  3.2     Certificate of Division of Shares into
          Smaller Denominations of the registrant, incorporated by reference to Exhibit 3.3 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.

  3.3     Amended and Restated By-laws of the
          registrant, incorporated by reference to
          Exhibit 3.3 to the registrant's Annual
          Report on Form 10-K for the fiscal year
          ended December 31, 1994.

  4.1 Rights Agreement, dated as of June 14, 1994, between the registrant and Continental Stock
          Transfer & Trust Company, incorporated by reference to Exhibit 1 to the registrant's
          Registration Statement on Form 8-A as filed on July 1, 1994 and effective on September
          19, 1994 (File No. 1-8865).

  4.2     Specimen Common Stock Certificate,
          incorporated by reference to Exhibit 4(e) to the registrant's Registration Statement on
          Form S-8 as filed and effective on August 5, 1994 (Reg. No. 33-82474).

  5.1     Opinion of Morgan, Lewis & Bockius.

 23.1     Consent of Deloitte & Touche LLP.

 23.2 Consent of Morgan, Lewis & Bockius (included in Exhibit 5.1).

 24.1 Power of Attorney (included on Page II-4 of the Registration Statement).


                                     II-6